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                                                                   Exhibit 4(xi)

                             CERTIFICATE OF TRUST
                                      OF
                     DOMINION RESOURCES CAPITAL TRUST III



     THIS CERTIFICATE OF TRUST of Dominion Resources Capital Trust III (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).

     I.   Name.  The name of the business trust formed hereby is Dominion
          ----
Resources Capital Trust III.

     II.  Delaware Trustee.  The name and business address of the trustee of the
          ----------------
Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.


     IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Trust as of the date first-above written.


                                   CHASE MANHATTAN BANK DELAWARE,
                                   not in its individual capacity
                                   but solely as trustee of the Trust


                                   By: /s/ J. J. Cashin
                                       -----------------------------
                                       Name:  John J. Cashin
                                       Title: Vice-President